Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

LA ROSA HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(2)		Fee Rate	Amount of Registration Fee(7)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Units, consisting of one share of Common Stock, par value $0.0001 per share, and one Warrant to purchase one share of Common Stock(1)(3)	Equity			$		$

Fees to be Paid	Common Stock included in the Units(3)	Equity		700,000		$11.00		$7,700,000	0.0000927	$713.79

Fees to be Paid	Warrant included in the Units(4)	Equity

Fees To Be Paid	Common Stock underlying the Warrant included in the Unit(3)	Equity		700,000		$12.10		$8,470,000	0.0000927	$785.17

Fees to be Paid	Overallotment Option Shares of Common Stock(3)	Equity		105,000		11.00		1,155,000	0.0000927	107.07

Fees to be Paid	Overallotment Option Shares of Common Stock underlying the Warrants(3)	Equity		105,000		12.10		1,270,500	0.0000927	117.78

Fees to be Paid	Representative’s Warrants(4)	Equity

Fees To Be Paid	Common Stock underlying Representative’s Warrants(3)(5)	Equity		42,000		$12.10		$508,200	0.0000927	$47.11

Fees To Be Paid	Common Stock to be sold by Selling Stockholders	Equity		1,046,525		11.00		$11,511,775	0.0000927	1,067.14

Fees to be Paid	Common Stock to be Issuable Upon Exercise of Selling Stockholder’s Warrants (6)			20,000		$40.00		$800,000	0.0000927	74.16
Carry Forward Securities
Carry Forward Securities	N/A							N/A		N/A
	Total Offering Amounts							$31,415,475		$2,912.22
	Total Fees Previously Paid							0		$3,810.96
	Total Fee Offsets							0		$0
	Net Fee Due(8)									$(898.74)

(1)	The Warrant included in the Unit is exercisable at 110% of the Unit offering price.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(3)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(5)	The Representative’s Warrants are exercisable into a number of shares of Common Stock or Warrants equal to 6% of the number of shares of Common Stock sold in this offering, excluding shares issuable upon the exercise the underwriters’ option to purchase additional securities, at an exercise price equal to 110% of the public offering price per Unit.

(6)	Represents 20,000 shares of Common Stock issuable upon the exercise of the warrants granted to Exchange Listing, LLC, a consultant to the Company.

(7)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(8)	Please note that the Registrant previously paid a fee of $3,810.96 for a transaction with the Total Offering Amount of $41,099,850. The revised Total Offering Amount is $31,415,475 or $9,684,375 less. Therefore, the Registrant has overpaid the filing fees for the current transaction by $898.74.

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